CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated December 7, 2016, relating to the financial statements and financial highlights of the Putnam Global Sector Fund, which is incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Agreement and Plan of Reorganization", "Independent Registered Public Accounting Firm" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 13, 2017

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